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                                                                    EXHIBIT 99.1


(COMPASS MINERALS INTERNATIONAL LOGO)

NEWS RELEASE

FOR MORE INFORMATION CONTACT:
Rodney L. Underdown (913-344-9395)              Peggy Landon (913-344-9315)
  Vice President and Chief Financial Officer      Director of Investor Relations



     COMPASS MINERALS INTERNATIONAL, INC. CEO ANNOUNCES INTENTION TO RETIRE

         OVERLAND PARK, Kan. (November 4, 2005) -- Michael E. Ducey, president and chief executive officer of Compass Minerals International, Inc. (NYSE: CMP), has announced plans to retire at the end of 2006. Under the company's succession guidelines, the board of directors has initiated a national search for his replacement.

         "Since I joined Compass in 2002, we've made tremendous progress, becoming an independent company with solid financial performance and a clear focus on operational excellence, customer service and shareholder value," Mr. Ducey said. "Now, with the company on a firm footing, it's time for Compass to transition to a new leader who can take this company forward over the long term, and it's time for me to spend more time with my grandchildren."

         "I'm proud of what I've accomplished as a member of a great team at Compass. I leave with deep gratitude to the employees of Compass Minerals and great optimism about the company's future."

         Mr. Ducey, 57, will serve as a consultant to the company following his retirement. "While I expect to remain active in business," Mr. Ducey added, "I intend to step back a bit, travel and spend more time with my family."

         "Compass has made great progress during Mike's tenure, and the board is extremely grateful for his many contributions," said Dick Grant, Compass Minerals' lead director. "Mike worked closely with the board as he finalized his decision, and we're pleased that he has agreed to make his knowledge and experience available to us as a consultant."



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         "A search to select a new president and CEO has begun," Mr. Grant added. "Compass has an excellent management team, a clear direction and a bright future, and we will search for a successor who has the experience, leadership and vision to guide the company forward. We expect the search to be thorough and swift."

         Upon appointment, the new CEO will assume Mr. Ducey's seat on the board of directors. To ensure a smooth a transition, Mr. Ducey will continue to work with the new CEO through the end of 2006.

         Prior to joining Compass in April 2002, Mr. Ducey was President and CEO of Borden Chemical, a billion-dollar diversified chemical company. In the 30 years he was with Borden, Mr. Ducey also held the positions of chief operating officer and executive vice president, director of sales and marketing and director of planning and commercial development at Forest Products, N.A. He earned a bachelor of arts degree from Otterbein College, Westerville, Ohio and an MBA from the University of Dayton.

ABOUT COMPASS MINERALS INTERNATIONAL, INC.

         Based in the Kansas City metropolitan area, Compass is the second-leading salt producer in North America and the largest in the United Kingdom. The company operates nine production facilities, including the largest rock salt mine in the world in Goderich, Ontario. The company's product lines include salt for highway deicing, consumer deicing, water conditioning, consumer and industrial food preparation, agriculture and industrial applications. In addition, Compass is North America's leading producer of sulfate of potash, which is used in the production of specialty fertilizers for high-value crops and turf, and magnesium chloride, which is a premium deicing and dust control agent.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially. The differences could be caused by a number of factors including those factors identified in Compass Minerals International's annual report on form 10-k filed with the Securities and Exchange Commission on March 16, 2005. The Company will not update any forward-looking statements made in this press release to reflect future events or developments.


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